Exhibit 34.1


Deloitte(R) [LOGO]

                                                      Deloitte & Touche LLP
                                                      Suite 3300
                                                      1100 Walnut Street
                                                      Kansas City, MO 64106-2129
                                                      USA

                                                      Tel: +1 816 474 6180
                                                      www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors of
NovaStar Mortgage, Inc.
Kansas City, Missouri

We have examined NovaStar Mortgage, Inc.'s (a wholly owned subsidiary of NovaStar Financial, Inc.) (the "Company's") compliance with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for all residential mortgage-backed securities and other mortgage-related asset-backed securities for which the Company served as the servicer (the "Platform") described in the accompanying Management's Report on Assessment of Compliance with SEC Regulation AB Servicing Criteria, as of and for the ten month period ended October 31, 2007, excluding criteria 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(ii) and the portion of 1122(d)(4)(xii) that relates to the monitoring of late payment penalties, which management has determined are not applicable to the activities performed by the Company with respect to the Platform. Management's Assertion identifies the individual asset-backed transactions defined by management as constituting the Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on Management's Assertion about the Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United States), and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria, including tests on a sample basis of the servicing activities related to the Platform, determining whether the Company performed those selected activities in compliance with the servicing criteria during the specified period and performing such other procedures as we considered necessary in the circumstances. Our procedures were limited to selected servicing activities performed by the Company during the period covered by this report and, accordingly, such samples may not have included servicing activities related to each asset-backed transaction included in the Platform. Further, an examination is not designed to detect noncompliance arising from errors that may have occurred prior to the period specified above that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

Our examination disclosed the following instances of material noncompliance with 1122(d)(2)(iii) and 1122(d)(2)(vii) applicable to the Company during the ten month period ended October 31, 2007.

      o Certain advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances were not made as specified in the transaction agreements. Specifically, a process for prepayment penalty collection guarantees, for loans which had twenty percent or more of the principal balance paid off in a twelve month period, was not developed.

                                                        Member of
                                                        Deloitte Touche Tohmatsu

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      o     Of 45 reconciliations tested, four reconciliations for asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts, did not appropriately contain explanations for reconciling items and one reconciliation contained a reconciling item that was not resolved within 90 calendar days of its original identification.

In our opinion, except for the material noncompliances described in the preceding paragraph, the Company complied, in all material respects, with the aforementioned applicable servicing criteria for the Platform as of and for the ten month period ended October 31, 2007.

Effective November 1, 2007, the Company sold its mortgage servicing rights to a third party and no longer services mortgage loans.


/s/ Deloitte & Touche LLP

Kansas City, Missouri
March 11, 2008

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PRICEWATERHOUSECOOPERS [LOGO]

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                                                   PricewaterhouseCoopers LLP
                                                   10 Tenth Street, Northwest
                                                   Suite 1400
                                                   Atlanta, GA 30309-3851
                                                   Telephone (678) 419 1000
                                                   Facsimile (678) 419 1239
                                                   www.pwc.com




             Report of Independent Registered Public Accounting Firm

To Shareholders and the Board of Directors of Assurant, Inc.:


We have examined American Security Insurance Company, Standard Guaranty Insurance Company and TrackSure Insurance Agency, Inc. (formerly, "Safeco Financial Institution Solutions, Inc.") (affiliates of Assurant Inc., collectively the "Asserting Party")'s compliance with the servicing criteria set forth in Item 1122(d)(2)(vi), 1122(d)(4)(xi) and 1122(d)(4)(xii) of the
Securities and Exchange Commission's Regulation AB for the insurance escrow servicing activities it performs with respect to all mortgage backed securities transactions that were registered after January 1, 2006 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform Transactions") described in the accompanying Management's Report on Assessment of Compliance with 1122(d)(2)(vi), 1122(d)(4)(xi) and 1122(d)(4)(xii) of
Regulation AB Servicing Criteria, as of December 31, 2007 and for the year then ended, excluding criteria 1122(d)(1)(i) through 1122 (d)(1)(iv), 1122 (d)(2)(i) through 1122(d)(2)(v), 1122(d)(2)(vii), 1122(d)(3)(i) through 1122(d)(3)(iv),
1122(d)(4)(i) through 1122(d)(4)(x) and 1122(d)(4)(xiii) through 1122(d)(4)(xv), which the Asserting Party has determined are not applicable to the activities performed by it with respect to the Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on the Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset-backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may

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have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

Our examination disclosed the following material noncompliance with the servicing criteria set forth in Item 1122(d)(4)(xii) of Regulation AB applicable to the Company during the year ended December 31, 2007. As required by Item 1122(d)(4)(xii) of Regulation AB, any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds are not charged to the obligor, unless the late payment was due to the obligor's error or omission. The Asserting Party did not have, during the Reporting Period, sufficient policies and procedures to capture the information with respect to the Platform Transactions necessary to determine compliance with 1122(d)(4)(xii).

In our opinion, except for the material noncompliance described in the preceding paragraph, the Asserting Party complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2007 for the Platform, in all material respects.

/s/ PricewaterhouseCoopers LLP

February 19, 2008



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PRICEWATERHOUSECOOPERS [LOGO]

--------------------------------------------------------------------------------

                                                  PricewaterhouseCoopers LLP
                                                  2001 Ross Avenue, Suite 1800
                                                  Dallas TX 75201-2997
                                                  Telephone (214) 999 1400
                                                  Facsimile (214) 754 7991


             Report of Independent Registered Public Accounting Firm

To the Board of Directors of The First American Corporation:

We have examined management's assertion, included in the accompanying Report on Assessment of Compliance, that First American Real Estate Solutions of Texas, L.P. (the "Company" and an indirect subsidiary of The First American Corporation) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for all loans for residential and commercial mortgage loan outsourcing customers for which the Company served as the residential and commercial tax service provider (the "Platform"), as of December 31, 2007 and for the year then ended, excluding criteria 1122(d)(1)(i)-(iii), 1122(d)(2)(i)-(iv), 1122(d)(3)(i)-(iv),
1122(d)(4)(i)-(x)and 1122(d)(4)(xiv)-(xv), which the Company has determined are not applicable to the servicing activities performed by it with respect to the Platform. Management's assertion identifies the individual securities defined by management as constituting the Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and the servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2007 for all loans for residential and commercial mortgage loan outsourcing customers for which the Company served as the residential and commercial tax service provider is fairly stated, in all material respects.

/s/ PricewaterhouseCoopers LLP

February 12, 2008